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                  Consent of Sutherland Asbill & Brennan LLP
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                                January 18, 2000


United Investors Life
  Insurance Company
2001 Third Avenue South
Birmingham, AL 35233

          RE: United Investors Advantage Gold Variable Account
              Form N-4 File No. 333-89797
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Gentlemen:

          We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 filed by United Investors Life Insurance Company for certain variable annuity policies (File No. 333-89797). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                              Very truly yours,

                              SUTHERLAND ASBILL & BRENNAN LLP



                              By: /s/ Frederick R. Bellamy
                                  -------------------------------------------
                                      Frederick R. Bellamy